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                                                                     Exhibit 5.1


                                              Email Address: CENTRAL@CWILSON.COM

[CLARK, WILSON LETTERHEAD]
                                                   Our File No.:         14672-1







November 18, 1998

SmarTire Systems Inc.
150 - 13151 Vanier Place
Richmond, British Columbia
V6V 2J1


Dear Sirs:

                  Re:      Registration Statement on Form S-8

                  We are counsel to SmarTire Systems Inc. (the "Company"), a British Columbia corporation, and have assisted in the preparation of the Company's 1998 Stock Incentive Plan (U.S.) and 1998 Stock Incentive Plan (Non-U.S.) (each, a "Plan") which are the subject of a Registration Statement of the Company on Form S-8 (the "Registration Statement") covering 900,000 common shares (the "Shares") in the capital of the Company granted or issuable pursuant to the exercise of options issued or to be issued under the Plans.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Company with respect to the matters herein. We have also examined such statutes and public and corporate records of the Company, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have for the purposes of this opinion assumed the genuineness of all signatures examined by us, the authenticity of all documents and records submitted to us as originals and the conformity to all original documents of all documents submitted to us as certified, photostatic or facsimile copies.

                  Based upon and subject to the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that each Share to be issued and sold by the Company pursuant to the Registration Statement will be, when sold and paid for pursuant to the terms of the applicable Plan, validly issued, fully paid and non-assessable.




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                  We are barristers and solicitors qualified to practice law in the Province of British Columbia. Our opinion expressed above is limited to the present laws of the Province of British Columbia and of the federal laws of Canada applicable therein. This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

                                         Yours truly,

                                         /s/ Clark, Wilson

                                         CLARK, WILSON








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